UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2005, Syntroleum Nigeria Limited (“Syntroleum”), a wholly owned subsidiary of Syntroleum Corporation, entered into a Participation Agreement (the “Participation Agreement”) with Lundin Petroleum B.V., Palace Exploration Company, Challenger Minerals Inc. (a subsidiary of the GlobalSantaFe Corporation), Providence Resources p.l.c. and Howard Energy Co., Inc. (collectively, the “Participants”), and Yinka Folawiyo Petroleum Company Ltd. (“YFP”), pursuant to which the Participants will have the right to earn 67.5% of all of Syntroleum’s right, title and interest under the Joint Venture Agreement dated October 7, 2004, between Syntroleum International Holdings Company (“Syntroleum International”) and YFP, under which Syntroleum has agreed to delineate an oil and gas discovery, and potentially explore, on Oil Mining Lease 113 offshore Nigeria (the “OML 113 Lease”).

Upon receipt of approvals from Nigerian governmental authorities regarding participation by the Participants and as to the drilling permit for the appraisal well to be drilled within the area of the Aje Field in OML 113 (the “Initial Well”), the Participants will pay a signature bonus to Syntroleum. Following the commencement of commercial production of oil or gas or both from OML 113 under the field development plan as approved by Nigerian governmental authorities, the Participants will pay a development bonus to Syntroleum. Syntroleum International will retain a small overriding royalty interest that will be paid by Syntroleum and the Participants.

If approvals from Nigerian governmental authorities have not been received by March 1, 2006, then any of the Participants and Syntroleum may withdraw from the Participation Agreement without any further obligation or liability to the other parties; however, if one or more, but not all, of the Participants and Syntroleum are willing to continue the Participation Agreement, then those parties will have an option to assume the rights, obligations and liabilities of the withdrawing parties under the Participation Agreement. If there are no continuing participants, then the Participation Agreement will terminate.

Under the Participation Agreement, Syntroleum and the Participants are obligated to commence the drilling of the Initial Well by February 15, 2006, subject to extension for reasons of force majeure, Syntroleum’s inability to enter into a contract for a suitable drilling rig or a delay in the receipt of governmental approval of the assignment of the OML 113 Lease to Syntroleum. The costs to drill, log and abandon the Initial Well are currently estimated to total approximately $20.9 million. Syntroleum’s share of the costs for the drilling, logging and abandonment of the Initial Well will be capped at 10% of the costs under a turnkey drilling contract. Syntroleum will bear 10% of the costs of the letter of credit that Syntroleum is required to provide to YFP under the Participation Agreement, a description of which letter of credit is included in Item 2.03 below and is incorporated into this Item 1.01 by reference. Syntroleum will pay 10% of the cost of any electromagnetic survey of the Aje Field that the parties agree to conduct.

If Syntroleum and the Participants fail to commence drilling of the Initial Well by February 15, 2006 (subject to extension) and Syntroleum has committed to drill the Initial Well, the Participants will cease to have any rights or obligations with respect to the Participation Agreement and the OML 113 Lease and will reassign their participating rights in the OML 113 Lease to Syntroleum. If Syntroleum and the Participants fail to commence drilling of the Initial Well by February 15, 2006 (subject to extension) and Syntroleum has not committed to drill the Initial Well, Syntroleum and the Participants will cease to have any rights or obligations with respect to the Participation Agreement and the OML 113 Lease and will reassign their respective participating rights in the Participation Agreement and the OML 113 Lease to YFP.

Upon the plugging and abandonment or temporary abandonment of the Initial Well, Syntroleum and the Participants either (1) may terminate their respective rights under the Participation Agreement and reassign their respective participating rights in the OML 113 Lease to the other party or, in the case of Syntroleum, to YFP if the Participants have already withdrawn or (2) commence drilling of a second well within the area covered by the OML 113 Lease (the “Second Well”) within 12 months of such plugging and abandonment or temporary abandonment. Syntroleum’s share of the costs of the drilling, logging and abandonment or temporary abandonment of the Second Well will be capped at 10% of the costs under a mutually agreeable turnkey drilling contract. Until the abandonment or temporary abandonment of the Second Well, Syntroleum will not bear any overhead costs payable to Lundin Petroleum B.V. as the technical advisor to the project.

If Syntroleum or the Participants or both fail to commence drilling of the Second Well within 12 months after the plugging and abandonment or temporary abandonment of the Initial Well, Syntroleum or the Participants or both, as applicable, will cease to have any rights or obligations with respect to the Participation Agreement and the OML 113 Lease and will reassign their respective participating rights in the OML 113 Lease to Syntroleum if the Participants withdraw or to YFP if Syntroleum or both Syntroleum and the Participants withdraw.

Within six months of the plugging and abandonment or temporary abandonment of the Second Well, Syntroleum and the Participants may either (1) terminate their respective rights under the Participation Agreement and reassign their respective participating rights in the OML 113 Lease to the other party or, in the case of Syntroleum, to YFP if the Participants have already withdrawn or (2) provide YFP with a written declaration that in their judgment the OML 113 Lease is a provisionally commercial project, make a bonus payment to YFP and agree to drill up to three additional wells on OML 113, with the spudding of each such additional well to occur within 12 months of the plugging and abandonment or temporary abandonment of the previous well. Within six months of the plugging and abandonment or temporary abandonment of each of the additional wells, Syntroleum and the Participants may either (1) terminate their respective rights under the Participation Agreement and reassign their respective participating rights in the OML 113 Lease to the other party or, in the case of Syntroleum, to YFP if the Participants have already withdrawn, (2) provide YFP with a written declaration that in their judgment the Aje Field is a commercial field warranting the submission of a plan of development to the Nigerian government and pay YFP a bonus payment (such declaration and bonus payment may also be made after the drilling of the Initial or Second Well, with Syntroleum to be responsible for 32.5% of the bonus payment), or (3) if all three additional wells have not been drilled, elect to drill an additional well.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 14, 2005, pursuant to the terms of the JV Agreement and the Participation Agreement, Syntroleum provided to YFP a letter of credit in the amount of $10 million. The Participants have agreed to reimburse Syntroleum for 90% of the principal deposited, and costs associated, with the letter of credit. YFP has the right to draw the full amount from the letter of credit as liquidated damages if the Initial Well is not drilled. Upon such draw, Syntroleum will reassign any participating rights it holds in the OML 113 Lease to YFP. The letter of credit will be cancelled upon the plugging and abandonment or temporary abandonment of the Initial Well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: January 19, 2005	By:	/s/ Greg G. Jenkins
Greg G. Jenkins
Executive Vice President, Finance
and Business Development and
Chief Financial Officer